EXHIBIT 21.1
                   SUBSIDIARIES OF OMEGA FINANCIAL CORPORATION

Name of Subsidiary                            State or Jurisdiction  Trade Name
                                                 of Incorporation      (if any)
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Omega Bank, N.A.                                  United States          -
P.O. Box 298
State College, PA    16804

Hollidaysburg Trust Company                       Pennsylvania           -
224 Allegheny Street
Hollidaysburg, PA  16648

Penn Central National Bank                        United States          -
431 Penn Street
Huntingdon, PA  16652

Central Pennsylvania Investment Company           Delaware               -
1105 N. Market Street
Wilmington, DE 19899

Central Pennsylvania Life Insurance Company       Arizona                -
1421 E. Thomas Road
Phoenix, AZ  85014

Central Pennsylvania Leasing, Inc.                Pennsylvania           -

Central Pennsylvania Real Estate, Inc.            Pennsylvania           -